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                                 Exhibit 21.1
                                 ------------

                             LIST OF SUBSIDIARIES
                             --------------------

Eagle Gaming, Inc.                               Nevada

Elsinore of Atlantic City, L.P.                  New Jersey

Elsinore of New Jersey, Inc.                     New Jersey

Elsinore Finance Corporation                     New Jersey

Elsinore-Missouri Gaming, Inc.                   Nevada

Elsinore Shore Associates                        New Jersey

Elsinore Tahoe, Inc.                             Nevada

ELSUB Corporation                                New Jersey

ELSUB Management Corporation                     Nevada

Four Queens Experience Corporation               Nevada

Four Queens, Inc.                                Nevada

Mojave Gaming, Inc.                              Nevada

Olympia Gaming Corporation                       Nevada

Palm Springs East Limited Partnership            Nevada

Pinnacle Gaming, Inc.                            Nevada